                                                                     Exhibit 4.2








                              KRAFT FOODS TIP PLAN


                        (Second Amendment and Restatement
                          Effective As of May 12, 1997)



























                              Mayer, Brown & Platt
                                     Chicago

      I, Jill Youman, Secretary of the Management Committee for Employee Benefits ("MCEB"), hereby certify that I have approved the form of the document attached hereto and that such document is a full, true and complete copy of the Kraft Foods TIP Plan, as amended through the date hereof. I hereby further certify that Supplement C to the Kraft Foods TIP Plan was adopted by unanimous written consent of MCEB dated August 27, 2001.


      Dated this 24th day of September, 2001.



                                                       /s/ Jill Youman
                                                   ----------------------
                                                   Secretary as Aforesaid

                                          TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
INDEX OF DEFINED TERMS..................................................................    iv

SECTION 1      General..................................................................     1
               History, Purpose and Effective Date......................................     1
               Related Companies and Employers..........................................     1
               Plan Administration, Trust and Fiduciary Responsibility..................     1
               Plan Year................................................................     2
               Accounting Dates.........................................................     2
               Applicable Laws..........................................................     2
               Gender and Number........................................................     2
               Notices..................................................................     2
               Form of Election and Signature...........................................     2
               Evidence.................................................................     3
               Action by Employers......................................................     3
               Plan Supplements.........................................................     3
               Defined Terms............................................................     3
               Compliance With USERRA...................................................     3

SECTION 2      Participation in Plan....................................................     3
               Eligibility for Participation............................................     3
               Commencement of Participation............................................     4
               Inactive Participation...................................................     4
               Plan Not Contract of Employment..........................................     4

SECTION 3      Service..................................................................     4
               Years of Service.........................................................     4
               Hour of Service..........................................................     5
               One Year Break in Service................................................     6
               Service With Philip Morris Affiliates and Predecessor Employers..........     7
               Qualified Military Service...............................................     7

SECTION 4      Before-Tax, After-Tax and Rollover Contributions.........................     7
               Before-Tax Contributions.................................................     7
               After-Tax Contributions..................................................     7
               Total Before-Tax and After-Tax Contributions.............................     7
               Payment of Before-Tax and After-Tax Contributions........................     7
               Modification, Discontinuance and Resumption of Before-Tax or After-Tax
               Contributions............................................................     8
               Eligible Compensation....................................................     8
               Limitation on Compensation Taken Into Account For Any Plan Year..........     8
               Rollover Contributions...................................................     8

SECTION 5      Matching Contributions...................................................     9
               Matching Contributions...................................................     9
               Limitations on Amount of Employer Contributions..........................     9
               Payment of Employer Contributions........................................     9

SECTION 6      Investment of the Trust Fund.............................................     9
               Investment Funds and Loan Account........................................     9
               Loan Account and Investment Fund Accounting..............................     9
               Investment Fund Elections................................................     9
               Transfers Between Investment Funds.......................................    10

SECTION 7      Plan Accounting..........................................................    10
               Participants' Accounts...................................................    10
               Allocation of Fund Earnings and Changes in Value.........................    11
               Allocation and Crediting of Contributions................................    11
               Correction of Error......................................................    11
               Statement of Plan Interest...............................................    12

SECTION 8      Limitations on Compensation, Contributions and Allocations...............    12
               Reduction of Contribution Rates..........................................    12
               Compensation for Limitation/Testing Purposes.............................    12
               Limitations on Annual Additions..........................................    12
               Excess Annual Additions..................................................    13
               Combined Plan Limitation.................................................    13
               Annual Dollar Limitation.................................................    14
               Section 401(k)(3) Testing................................................    14
               Correction Under Section 401(k) Test.....................................    15
               Highly Compensated.......................................................    16
               Forfeiture of "Orphaned" Matching Contributions..........................    16

SECTION 9      Vesting Service, Vesting and Termination Dates...........................    16
               Determination of Vesting Service and Vested Interest.....................    16
               Accelerated Vesting......................................................    17
               Termination Date.........................................................    17
               Distribution of Before-Tax Account Only Upon Separation From Service.....    17

SECTION 10     Loans and Withdrawals of Contributions While Employed....................    18
               Loans to Participants....................................................    18
               Hardship Withdrawals.....................................................    20
               Determination of Hardship................................................    20
               Age 59 1/2 Withdrawals...................................................    22
               Withdrawals From 3/31/97 After-Tax and Matching Account Balances.........    22
               Form of Withdrawals......................................................    22

SECTION 11     Distributions............................................................    22
               Distributions to Participants After Termination of Employment............    22
               Distributions to Beneficiaries...........................................    24

               Special Rules Governing Annuity Elections................................    25
               Forfeitures and Restorations of Non-Vested Contributions.................    26
               Limits on Commencement and Duration of Distributions.....................    27
               Beneficiary Designations.................................................    28
               Form of Payment..........................................................    29
               Facility of Payment......................................................    29
               Interests Not Transferable...............................................    29
               Absence of Guaranty......................................................    30
               Missing Participants or Beneficiaries....................................    30
               Direct Rollover Option...................................................    30
               Distributions on Account of Permanent and Total Disability...............    30

SECTION 12     No Reversion to Employers................................................    30

SECTION 13     Administration...........................................................    31
               Committee Membership and Authority.......................................    31
               Allocation and Delegation of Committee Responsibilities and Powers.......    32
               Uniform Rules............................................................    32
               Information to be Furnished to Committee.................................    32
               Committee's Decision Final...............................................    32
               Exercise of Committees' Duties...........................................    32
               Remuneration and Expenses................................................    33
               Indemnification of the Committees........................................    33
               Resignation or Removal of Committee Member...............................    33
               Appointment of Successor Committee Members...............................    33

SECTION 14     Amendment and Termination................................................    33
               Amendment................................................................    33
               Termination..............................................................    34
               Merger and Consolidation of the Plan, Transfer of Plan Assets............    34
               Distribution on Termination and Partial Termination......................    34
               Notice of Amendment, Termination or Partial Termination..................    34

SECTION 15     Change of Control Provisions.............................................    35
               Application..............................................................    35
               Definition of Change of Control..........................................    35
               Contribution Requirement.................................................    36
               Vesting..................................................................    37
               Enforcement Rights; Amendment Restrictions...............................    37
               Construction.............................................................    37

SUPPLEMENT A   California Vegetable Concentrates Division                                  A-1
SUPPLEMENT B   Naperville Hourly Employees                                                 B-1
SUPPLEMENT C   Kraft Foods Inc. Common Stock                                               C-1

                             INDEX OF DEFINED TERMS

1.9            -      Access System
1.5            -      Accounting Date
7.1            -      Accounts
7.1(c)         -      After-Tax Account
4.2            -      After-Tax Contribution
8.3            -      Annual Additions
7.1(b)         -      Before-Tax Account
4.1            -      Before-Tax Contribution
11.6           -      Beneficiary
15.2(c)        -      Business Combination
15.2           -      Change of Control
1.1            -      Code
1.2            -      Committee
1.3            -      Committees
6.1            -      Common Stock
1.1            -      Company
8.2            -      Compensation
15.5(b)        -      Control Date
15.3           -      Control Period
8.7            -      Deferral Percentage
11.1(c)        -      Distribution Date
1.1            -      Effective Date
4.6            -      Eligible Compensation
1.2            -      Employer
1.3            -      ERISA
8.8            -      Excess Contributions
10.3           -      Hardship
8.9            -      Highly Compensated
8.7            -      Highly Compensated Group
                      Deferral Percentage
3.2            -      Hour of Service
15.2(b)        -      Incumbent Board
1.3            -      Investment Committee
6.1            -      Investment Funds
11.3(a)        -      Joint and Survivor Annuity
6.1            -      Loan Account
7.1(a)         -      Matching Account
5.1            -      Matching Contribution
3.3            -      Maternity or Paternity Absence
8.7            -      Non-highly Compensated Group
                      Deferral Percentage
3.3            -      One Year Break in Service
15.2(a)        -      Outstanding Parent Common Stock
15.2(a)        -      Outstanding Parent Voting Securities

2.1            -      Participant
6.1            -      Philip Morris Stock Fund
1.9            -      PIN
1.1            -      Plan
1.4            -      Plan Year
3.4            -      Predecessor Employer
1.2            -      Related Company
11.5(b)        -      Required Beginning Date
7.1(d)         -      Rollover Account
4.8            -      Rollover Contribution
8.3            -      Section 415 Affiliate
11.6           -      Spouse
3.4            -      Subsidiary
9.3            -      Termination Date
1.3            -      Trust
1.3            -      Trust Agreement
1.3            -      Trustee
3.1, 9.1       -      Year of Service

                              KRAFT FOODS TIP PLAN

                        (Second Amendment and Restatement
                          Effective As of May 12, 1997)

                                    SECTION 1

                                     General

      1.1 History, Purpose and Effective Date. Kraft Foods, Inc., a Delaware corporation (the "Company"), maintains the Kraft Foods TIP Plan (the "Plan"), formerly known as the General Foods Employee Thrift-Investment Plan, to encourage eligible employees to save a portion of their earnings on a regular basis and to accumulate capital for their future economic security. The Plan was amended and restated effective May 12, 1997. The following provisions constitute a second amendment, restatement and continuation of the Plan as in effect immediately prior to May 12, 1997, the "Effective Date" of the Plan as set forth herein. To the extent that any provision of the Plan as set forth herein specifically provides for an effective date other than May 12, 1997, such provision will constitute an amendment of the Plan as in effect on such date and, if such special effective date is later than the general Effective Date, the applicable provision of the Plan as in effect immediately prior to the Effective Date will continue to govern until such special effective date. The Plan is intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is further intended to include a qualified cash or deferred arrangement under section 401(k) of the Code.

      1.2 Related Companies and Employers. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which adopts the Plan with the consent of the Management Committee for Employee Benefits (the "Committee") are referred to below collectively as the "Employers" and individually as an "Employer".

      1.3 Plan Administration, Trust and Fiduciary Responsibility. The authority to control and manage the non-investment operations of the Plan is vested in the Committee, as more fully described in subsection 13.1. Except as otherwise expressly provided herein, the Committee shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. With respect to the Plan's funding and the investment of its assets, the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc. (the "Investment Committee") has the authority and responsibility to appoint or select trustees, custodians, investment managers and insurance companies to handle Plan assets and to allocate assets to each of them, to determine the advisability of establishing or modifying the description of any Investment Fund (as defined in subsection 6.1) made available under the Plan, to establish investment guidelines, proxy voting policies and securities trading procedures, and to monitor the investment performance of the fiduciaries responsible for the investment of Plan assets. The Committee and the Investment Committee are collectively referred to as the "Committees". The Company and the Committees shall be "named fiduciaries", as described in section 402 of ERISA, with respect to their authority under the Plan. All assets of the Plan will be held, managed and controlled by one or more trustees (the "Trustee") acting under a "Trust" established pursuant to a "Trust Agreement" which forms a part of the Plan. As of the Effective Date, the assets of the Plan are held under the Kraft General Foods Master Defined Contribution Trust established pursuant to the Master Savings Plan Trust Agreement by and between the Corporate Employee Plans Investment Committee of Philip Morris Companies Inc., Philip Morris Companies Inc. and Bankers Trust Company, Trustee, dated as of April 1, 1992, as the same may be amended from time to time.

      1.4 Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each January 1 and ending on the following December 31.

      1.5 Accounting Dates. The term "Accounting Date" means each business day as determined by the Committee in its sole discretion.

      1.6 Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

      1.7 Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      1.8 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

      1.9 Form of Election and Signature. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such telephone voice response system as the Committee may designate from time to time as the vehicle(s) for executing regular transactions under the Plan (referred to generally herein as the "Access System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Access System and shall be required to complete a signature authorization form, and entry by a Participant of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Access System, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through the Access System shall be considered submitted to the Committee on the date it is electronically transmitted.

      1.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      1.11 Action by Employers. Any action required or permitted to be taken by any Employer which is a corporation shall be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

      1.12 Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Committee by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

      1.13 Defined Terms. Terms used frequently with the same meaning are defined throughout the Plan in boldface. The Index of Defined Terms contains an alphabetical listing of all such terms and the subsections in which they are defined.

      1.14 Compliance With USERRA. Notwithstanding any provisions of the Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                    SECTION 2

                              Participation in Plan

      2.1 Eligibility for Participation. Participation in the Plan is entirely voluntary. An eligible employee who elects to participate (a "Participant") shall commence participation on the date determined under subsection 2.2. Subject to the conditions and limitations of the Plan, each individual who was a Participant in the Plan immediately prior to the Effective Date will continue as such on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will be eligible to participate in the Plan upon meeting the following eligibility requirements:

      (a)   he has completed one Year of Service (as defined in subsection 3.1);

      (b) contributions are not being made on his behalf to another defined contribution plan intended to be qualified under section 401(a) of the Code that is sponsored by an Employer or a Related Company;

      (c) he is a member of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining, and the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement; and

      (d) he does not perform services for an Employer under a contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization, agency, vendor or any other third-party, even if he is subsequently determined (by judicial action or otherwise) to have instead been a common law employee of such Employer.

Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the date on which he first completes one Year of Service, he shall be eligible to become a Participant in the Plan on the first day on which he meets the requirements of paragraphs (b) and (c) of this subsection 2.1.

      2.2 Commencement of Participation. Each employee eligible to participate in the Plan is required to make an election to participate prior to his commencement of participation in the Plan. Employees who first satisfy the Plan's eligibility requirements on any day during the calendar month of April 1997 may elect to commence participation in the Plan effective as of April 1, 1997. Any eligible employee who does not properly elect to commence participation in the Plan effective on or before April 1, 1997, under the enrollment procedures established by the Committee, may not later elect to commence participation in the Plan until May 12, 1997 or any day thereafter. Employees who first satisfy the Plan's eligibility requirements on or after May 1, 1997, and prior to May 12, 1997, may elect to commence participation in the Plan on May 12, 1997 or any day thereafter. Effective May 12, 1997, an employee may elect to commence participation in the Plan on the first day following the date he has satisfied the eligibility requirements set forth in subsection 2.1, and if an eligible employee does not properly elect to commence participation on such date, he may commence his participation on any day thereafter.

      2.3 Inactive Participation. If an individual ceases to meet the eligibility requirements of subsection 2.1, such individual shall be considered an inactive Participant in the Plan as long as any amount is credited to his Account under the Plan, and:

      (a)   no contributions shall be made by or for him under Section 4 or
            Section 5;

      (b) he may not make a withdrawal under Section 10 after he ceases to be an employee of an Employer or a Related Company.

      2.4 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                    SECTION 3

                                     Service

      3.1 Years of Service. For purposes of Section 2, an employee's "Years of Service" means:

      (a) With respect to any full-time employee, the aggregate of all time periods commencing on the employee's first day of employment or reemployment and ending on the day he commences a One Year Break in Service (as defined in subsection 3.3). An employee's first day of employment or reemployment is the first day for which he is credited with an Hour of Service (as defined in subsection 3.2).

      (b) With respect to any part-time or seasonal employee, each Computation Period (as defined in the next sentence) during which he completes at least 1,000 Hours of Service. A "Computation Period" is the initial 12-consecutive-month period commencing on the date an employee is first credited with an Hour of Service, and each Plan Year commencing with the first Plan Year which begins on or after the date he is first credited with an Hour of Service. An individual who completes at least 1,000 Hours of Service during his first Computation Period will be eligible to begin participating in the Plan on the day following the end of such Computation Period; an individual who first completes 1,000 Hours of Service in a subsequent Computation Period will be eligible to begin participating in the Plan on the day following the day in which he worked his 1,000th Hour of Service.

For purposes of this Section 3, a "full-time employee" is an employee who is regularly scheduled to work at least 1,000 hours in a calendar year, and a "part-time or seasonal employee" is an employee who is scheduled to work for fewer than 1,000 hours in a calendar year.

      3.2 Hour of Service. The term "Hour of Service" means, with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

      (a) An employee or Participant shall be credited with the number of regularly scheduled working hours included in the time period on the basis of which payment to the Employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day (to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

      (b) Hours of Service shall be calculated and credited pursuant to Department of Labor Regulation section 2530.200b-2, which is incorporated herein by reference.

      3.3 One Year Break in Service. Except with respect to an employee whose absence from employment constitutes a Maternity or Paternity Absence, an approved leave of absence, qualified military service, or compensable physical disability incurred during employment service, the term "One Year Break in Service" means the 12-consecutive-month period commencing on the earlier of

      (a) the day an employee's employment with the Employers and Related Companies is terminated for any reason, or

      (b) in the event an employee remains absent from service with the Employers and Related Companies for any reason other than a quit, retirement, discharge or death, the first anniversary of the first day of such period of absence, if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. An employee or Participant who is absent on an approved leave of absence for a period shorter than 12 months will commence a One Year Break in Service on the date of his scheduled return to work if he does not in fact return to work at the expiration of such leave. An employee or Participant who is absent on an approved leave of absence for a period of 12 months or more will commence a One Year Break in Service on the first anniversary of the first day of such leave if he does not return to work at the scheduled expiration of such leave. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, a One Year Break in Service will commence on the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a Year of Service. The term "Maternity or Paternity Absence" means an employee's or Participant's absence from active employment with an Employer or Related Company by reason of the employee's pregnancy, the birth of a child of the employee, the placement of a child with the employee in connection with the employee's adoption of such child, or for purposes of caring for such child immediately after its birth or placement. The Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence. With respect to an individual whose absence from employment is on account of a compensable physical disability incurred during employment service, each year of such absence shall not constitute a One Year Break in Service if such individual recommences employment service within 30 days after the termination of the period for which statutory compensation for such disability was payable, or if such individual attains age 65 while on paid disability leave.

      3.4 Service With Philip Morris Affiliates and Predecessor Employers. For purposes of Section 3 and subsection 9.1, service with a Subsidiary or a Predecessor Employer shall be counted in the same manner as if such entity were a Related Company. A "Subsidiary" is any corporation in which Philip Morris Companies Inc. owns (directly or indirectly) more than 50% of the outstanding voting stock. "Predecessor Employer" means a corporation or business which has been merged into or consolidated with, or all or substantially all of its assets acquired by, a Related Company or a Subsidiary.

      3.5 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                    SECTION 4

                Before-Tax, After-Tax and Rollover Contributions

      4.1 Before-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.7 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Plan by his Employer as a "Before-Tax Contribution." Such amount shall not be less than 1 percent nor more than 10 percent of his Eligible Compensation (as defined in subsection 4.6), but shall be limited to 6% with respect to Eligible Compensation in excess of $15,000. Any election made pursuant to this subsection
4.1 shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

      4.2 After-Tax Contributions. Subject to the limitations set forth in subsections 4.3 and 4.7 and Section 8 and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant may elect to make "After-Tax Contributions" to the Plan through payroll deduction in a whole percentage that is not less than 1 percent nor more than 10 percent of his Eligible Compensation (as defined in subsection 4.6), but shall be limited to 6% with respect to Eligible Compensation in excess of $15,000. Any election made pursuant to this subsection 4.2 shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

      4.3 Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, Before-Tax Contributions made on behalf of a Participant pursuant to subsection 4.1 and After-Tax Contributions made by such Participant pursuant to subsection 4.2 may not together exceed the maximum amount permitted under either such subsection.

      4.4 Payment of Before-Tax and After-Tax Contributions. Before-Tax Contributions and After-Tax Contributions shall be made through periodic payroll deductions and shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the

Participant. For Participants on a semi-monthly payroll, deductions shall be made from each payroll payment and for Participants on a weekly payroll, deductions shall be made 48 times during the Plan Year, but not more than 4 times during any calendar month.

      4.5 Modification, Discontinuance and Resumption of Before-Tax or After-Tax Contributions. Subject to such rules and restrictions as the Committee may establish on a uniform and nondiscriminatory basis, a Participant may adjust his Before-Tax and/or After-Tax Contributions prospectively by entering into the Access System, prior to the time such change is to be effective, an election to make any of the changes listed below:

      (a) Change his Before-Tax and/or After-Tax Contribution rates within the limits specified above.

      (b)   Discontinue making Before-Tax and/or After-Tax Contributions.

      (c)   Resume making Before-Tax and/or After-Tax Contributions.

      4.6 Eligible Compensation. A Participant's "Eligible Compensation" for any Plan Year shall mean his annual base wage or salary rate of pay as in effect on September 30 of the preceding Plan Year, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which is not includable in gross income under section 125, 402(e)(3), 402(h) or 403(b) of the Code, but it shall not include shift differentials, overtime or other premium pay, or bonus, incentive or other extra compensation.

      4.7 Limitation on Compensation Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary, the amount of Eligible Compensation that may be taken into account under the Plan for any Plan Year for purposes of applying the limitations of this Section 4 and Section 5 shall not exceed the maximum amount permitted for the Plan Year under section 401(a)(17) of the Code.

      4.8 Rollover Contributions. A Participant or an employee who meets the eligibility requirements of subsection 2.1 (without regard to paragraph (a) thereof) may make a Rollover Contribution (as defined below) to the Plan, subject to the determination of the Committee that such rollover satisfies the requirements of this subsection 4.8. Before approving a rollover, the Committee may request from the Participant or employee any documents or opinion of counsel which the Committee, in its discretion, deems necessary. The term "Rollover Contribution" means a rollover contribution of all or part of a distribution which, under applicable provisions of the Code, is permitted to be rolled over to a qualified plan. In no event shall a Participant or employee be permitted to make a rollover contribution of any amounts previously contributed to another plan by the Participant on an after-tax basis. If an employee who is not otherwise a Participant makes a Rollover Contribution to the Plan, he shall be treated as a Participant only with respect to his Rollover Account (defined in subsection 7.1) until he has met all of the requirements for Plan participation set forth in subsections 2.1 and 2.2.

                                    SECTION 5

                             Matching Contributions

      5.1 Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8, for each payroll period during a Plan Year an Employer shall contribute to the Plan on behalf of each Participant employed by such Employer an amount equal to 45 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant. Any contribution made pursuant to this subsection 5.1 shall be referred to hereinafter as a "Matching Contribution".

      5.2 Limitations on Amount of Employer Contributions. In no event shall the sum of any Before-Tax Contributions and Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

      5.3 Payment of Employer Contributions. Matching Contributions under the Plan for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer's federal income tax return, including any extensions thereof.

                                    SECTION 6

                          Investment of the Trust Fund

      6.1 Investment Funds and Loan Account. The Investment Committee shall establish and cause the Trustee to maintain one or more "Investment Funds" for the investment of Participants' Accounts, which may include an Investment Fund (the "Philip Morris Stock Fund") which is intended to be invested primarily in the common stock of Philip Morris Companies Inc. (the "Common Stock"). The Investment Committee shall also cause the Trustee to maintain a "Loan Account" to reflect any loans to Participants pursuant to subsection 10.1. The Investment Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy of any Investment Fund without prior notice to Participants.

      6.2 Loan Account and Investment Fund Accounting. The Committee shall maintain or cause to be maintained a separate subaccount for each Participant in each of the Investment Funds and in the Loan Account to separately reflect his interests in each such Fund or in the Loan Account and the portion thereof that is attributable to each of his Accounts.

      6.3 Investment Fund Elections. At the time that a Participant enrolls in the Plan or makes a Rollover Contribution he may specify the percentage of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Investment Committee, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Investment Committee. A Participant may modify his investment direction prospectively by entering into the Access System his election to do so prior to the effective time of the change in accordance with uniform rules established by the Committee. Subject to uniform procedures established by the Committee, a Participant may make one investment election with respect to future contributions allocated to his Before-Tax, After-Tax and Rollover Accounts, and a separate investment fund election with respect to future contributions allocated to his Matching Account.

      6.4 Transfers Between Investment Funds. Subject to uniform rules established by the Committee, each Participant may prospectively elect to re-allocate the investment of his Accounts among the Investment Funds then made available to him. Any such election shall be made by entering it into the Access System prior to the time it is to be effective in accordance with uniform rules established by the Committee. One investment fund re-allocation election may be made with respect to a Participant's Before-Tax, After-Tax and Rollover Accounts, and a separate investment fund re-allocation election may be made with respect to a Participant's Matching Account. Notwithstanding the foregoing, if a Participant terminates employment before he is fully vested in his Accounts, and forfeiture of the non-vested portion of his Accounts is delayed pending distribution of the vested portion, such non-vested portion shall be invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

                                    SECTION 7

                                 Plan Accounting

      7.1 Participants' Accounts. The Committee shall maintain the following "Accounts" in the name of each Participant:

      (a)   a "Matching Account," which shall reflect:

            (i) Matching Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto; and

            (ii) any amounts transferred to the Plan from the General Foods Employee Stock Ownership Plan (the ESOP) upon termination of the ESOP in September 1988 and the income, losses, appreciation and depreciation attributable thereto;

      (b) a "Before-Tax Account," which shall reflect Before-Tax Contributions, if any, made on his behalf and the income, losses, appreciation and depreciation attributable thereto;

      (c) an "After-Tax Account," which shall reflect After-Tax contributions, if any, made by the Participant and the income, losses, appreciation and depreciation attributable thereto; and

      (d) a "Rollover Account," which shall reflect Rollover Contributions, if any, made by him and the income, losses, appreciation and depreciation attributable thereto.

In addition, the Committee may maintain subaccounts within any of a Participant's Accounts to reflect portions of the Account that are subject to special withdrawal or distribution rights or are otherwise subject to special rules. The Accounts and subaccounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds or the Loan Account among the separate Accounts. Reference to the "balance" in a Participant's Accounts means the aggregate of the balances in the subaccount maintained in the Investment Funds and Loan Account attributable to those Accounts.

      7.2 Allocation of Fund Earnings and Changes in Value. Subject to the last sentence of this subsection, as of each Accounting Date, interest, dividends and changes in value in each Investment Fund since the preceding Account Date shall be allocated to each Participant's subaccount invested in such Investment Fund by adjusting upward or downward the balance of his subaccount invested in such Investment Fund in the ratio which the subaccount of such Participant invested in such Investment Fund bears to the total of the subaccount of all Participants invested in such Investment Fund as of such Accounting Date, excluding therefrom, for purposes of this allocation only, all Before-Tax, After-Tax, Matching and Rollover Contributions received since the preceding Accounting Date, so that the total of the subaccount of all Participants in each Investment Fund shall equal the total value of such fund (exclusive of such contributions) in accordance with uniform procedures consistently applied. Notwithstanding the fact that the Plan shall use a daily valuation system, which generally means that Participants' Accounts will be updated each Accounting Date to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants' investment elections, and changes in the unit value of the Investments Funds, events may occur that cause an interruption in the process affecting a single Participant or a group of Participants. Neither the Employers, the Trustee nor the Plan guarantee that any given transaction will be processed on the anticipated day.

The Investment Committee, in its discretion, may establish special rules for valuing any Investment Fund invested primarily in stock of the Company or a Related Company, to address the possibility of unusually high trading volume or a temporary suspension of trading in such stock. Such rules may set forth the circumstances under which transfers out of such Investment Fund will be valued using either the closing price on the applicable day on the New York Stock Exchange, a composite price listed in the Wall Street Journal, or a weighted average selling price.

      7.3 Allocation and Crediting of Contributions. Subject to the provisions of Section 8, Before-Tax, After-Tax, Matching and Rollover Contributions made on behalf of a Participant for any payroll period shall be credited to that Participant's appropriate Accounts as of the Accounting Date coinciding with or immediately following the last day of such payroll period. Notwithstanding the foregoing, unless the Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the gains and losses of the Investment Funds only when actually made to the Trustee.

      7.4 Correction of Error. In the event of an error in the adjustment of a Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.4, the Accounts of other Participants shall not be readjusted on account of such error.

      7.5 Statement of Plan Interest. As soon as practicable after the last day of each Plan Year and at such other intervals as the Committee may determine, the Committee shall provide each Participant with a statement reflecting the balances of his Accounts. Each Participant is responsible for reviewing his statement and any Participant who discovers an error shall bring it to the attention of the Committee within 90 days of receipt of the statement. If a Participant does not bring errors in his statement to the attention of the Committee within 90 days of receipt of his statement, the Participant will be deemed to have confirmed the accuracy of the statement.

                                    SECTION 8

           Limitations on Compensation, Contributions and Allocations

      8.1 Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 402(g) and 415(c) of the Code, the Committee may establish limits on the Before-Tax and After-Tax Contribution rates that may be elected by Participants, may unilaterally modify or revoke any Before-Tax or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 and 4.2, and may reduce the level of Matching Contributions (even to zero) allocable to any Participant pursuant to subsection 5.l.

      8.2 Compensation for Limitation/Testing Purposes. "COMPENSATION" for purposes of this Section 8 shall mean:

      (a) the Participant's wages, salary, commissions, bonuses and other amounts received (in cash or kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe and welfare benefits, non-qualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or non-qualified), amounts realized from the exercise of (or disposition of stock acquired under) any non-qualified stock option or other benefits given special tax treatment and lump sum severance pay, all as defined in Treas. Reg. Section 1.415-2(d)(2), plus,

      (b) any amounts contributed on the Participant's behalf for the Plan Year to a plan sponsored by an Employer or Related Company pursuant to a salary reduction agreement which are not includable in gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code, up to the maximum limit for that Plan Year under Code section 401(a)(17).

      8.3 Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

      (a)   $30,000; or

      (b) 25 percent of the Participant's Compensation for that Plan Year, determined without regard to clause (b) of subsection 8.2 for Plan Years beginning prior to January 1, 1998, and calculated as if each
            Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant's Accounts under the Plan for such year, excluding any Before-Tax Contributions that are distributed as excess deferrals in accordance with subsection 8.6, but including any Before-Tax Contributions treated as excess contributions under subsection 8.8. The term Annual Additions shall also include, solely with respect to the dollar limit in (a) above, employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A (d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate. "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%".

      8.4 Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. Section 1.415-6(b)(6)(ii), after any After-Tax Contributions, and then any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable to the foregoing, are first returned to the Participant to reduce the excess amount.

      8.5 Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan will be determined in a manner consistent with section 415(e) of the Code, to the extent then applicable. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this subsection 8.5, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and
Section 415 Affiliates shall be treated as one defined benefit plan. The provisions of this subsection 8.5 shall not apply to Plan Years beginning after December 31, 1999.

      8.6 Annual Dollar Limitation. In no event shall the Before-Tax Contributions for a Participant under the Plan and any other elective deferrals (as defined in section 402(g)(3) of the Code) under any other cash-or-deferred arrangement maintained by an Employer or a Related Company for any taxable year exceed $9,500 or such other amount as may be permitted under section 402(g) of the Code. If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if his elective deferrals made under such other arrangements together with his Before-Tax Contributions made under the Plan exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code, the Participant, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with any gains or losses allocable thereto for that Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.6 and subsection 8.8 to all affected Participants, or (ii) satisfies any alternative method set forth in applicable Treasury regulations. Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion. If the Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year). Notwithstanding the foregoing provisions of this subsection 8.6, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Before-Tax Contributions previously distributed to the same Participant pursuant to subsection 8.8, provided, however, that for purposes of subsections 8.3 and 8.7, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8.

      8.7 Section 401(k)(3) Testing. For any Plan Year beginning after December 31, 1996, the amount by which the average of the Deferral Percentages (as defined below) for the Plan Year for the group of eligible employees who are Highly Compensated (the "Highly Compensated Group Deferral Percentage") exceeds the average of the Deferral Percentages for the same Plan Year for the group of eligible employees who are not Highly Compensated (the "Non-highly Compensated Group Deferral Percentage"), shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The "Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing his Before-Tax Contributions for that Plan Year by his Compensation for that Plan Year, subject to the following special rules:

      (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any other provision hereunder) shall be counted, whether or not any Before-Tax Contributions are made on his behalf for the year;

      (b) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make elective deferrals under one or more other arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) shall be determined as if all of such elective deferrals were made on his behalf under the Plan;

      (c) excess Before-Tax Contributions distributed to a Participant under subsection 8.6 shall be counted in determining such Participant's Deferral Percentage, except in the case of a distribution to a non-Highly Compensated Participant required to comply with section 401(a)(30) of the Code; and

      (d) all collective bargaining units shall be treated as a single collective bargaining unit, and separate testing of each collective bargaining unit shall not be required under this subsection 8.7.

Application of the provisions of this subsection 8.7 shall be made in accordance with the requirements of section 401(k)(3) of the Code and applicable regulations thereunder.

      8.8 Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the Committee shall direct the Trustee to distribute the Excess Contributions (as defined below) for such year, with any gains or losses allocable thereto for that Plan Year. The "Excess Contributions" for any Plan Year shall mean the excess of the aggregate amount of Before-Tax Contributions taken into account in computing the Deferral Percentages of Highly Compensated Participants for such year over the maximum amount of Before-Tax Contributions permitted under the test set forth in subsection 8.7. Distribution of the Excess Contributions for a Plan Year shall be made to Highly Compensated Participants on the basis of the amount of contributions made on behalf of each such Participant for such year beginning with those Highly Compensated Participants making the largest dollar amount of contributions, in the manner required under section 401(k)(8)(B) of the Code. The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection
8.8 and subsections 8.6, 8.10 and 8.11 to all affected Participants or (ii) satisfies any alternative method set forth in applicable Treasury regulations. The amounts to be distributed to any Participant pursuant to this subsection 8.8 shall be reduced by the amount of any Before-Tax Contributions distributed to him for the taxable year ending with or within such Plan Year pursuant to subsection 8.6. The Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.

      8.9 Highly Compensated. For years beginning after December 31, 1996, an active employee (that is, an employee who performs services for the Employer or any Related Company during the year in question) or Participant shall be "Highly Compensated" for any Plan Year if:

      (a) he was at any time during that Plan Year or the preceding Plan Year a 5 percent owner of an Employer or a Related Company; or

      (b) he received Compensation for the preceding Plan Year in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d) of the Code).

A former employee (that is, any employee who separated from service, or was deemed to have separated, prior to the year in question and who performs no services for the Employers and Related Companies during the year) shall be "Highly Compensated" if he was a Highly Compensated active employee for either the separation year or any Plan Year ending on or after his 55th birthday. Notwithstanding the foregoing provisions of this subsection 8.9, for any Plan Year the Committee may use any alternative definition of highly compensated permitted under section 414(q) of the Code and applicable regulations thereunder.

      8.10 Forfeiture of "Orphaned" Matching Contributions. If Before-Tax Contributions are returned to a Highly Compensated Participant to satisfy the contribution limits of section 415(c) of the Code, the deferral limits of section 402(g) of the Code or the nondiscrimination requirements of section 401(k)(3) of the Code, any Matching Contributions allocable thereto shall be forfeited and used to reduce the amount of Employer contributions otherwise required to be made to the Plan.

                                    SECTION 9

                 Vesting Service, Vesting and Termination Dates

      9.1 Determination of Vesting Service and Vested Interest. A Participant at all times shall have a fully vested, nonforfeitable interest in his Before-Tax Account, After-Tax Account and Rollover Account. A Participant shall become vested in his Matching Account in accordance with the following schedule:

        Completed Years of Service                 Percent Vested
        --------------------------                 --------------
               Less than 2                                0%
                    2                                    25%
                    3                                    50%
                    4                                    75%
                    5                                   100%

For purposes of this subsection 9.1, a Participant's "Years of Service" will be computed in accordance with paragraph 3.1(a) and subsection 3.4 regardless of whether he is a full-time employee or a part-time or seasonal employee, provided that no part-time or seasonal employee shall have fewer Years of Service for purposes of this subsection 9.1 as of December 31, 1997 than he would have had under the method of computing vesting service applicable to him under the terms of the Plan as in effect on May 11, 1997. Notwithstanding the foregoing provisions of this subsection 9.1, if an employee or Participant terminates employment with the Employers and Related Companies when he does not have a vested right to any portion of his Matching Account under this subsection 9.1, and if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Service prior to the first such One Year Break in Service, then his Years of Service prior to such break shall be disregarded and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for purposes of this subsection 9.1.

      9.2 Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all his Accounts when he attains age 55, dies or becomes permanently and totally disabled (as defined below) while employed by an Employer or a Related Company. In addition, in the event of the Plan's termination (in accordance with subsection 14.2) or partial termination (as determined under applicable law and regulations), or the complete discontinuance of Employer contributions to the Plan, each affected Participant shall be fully vested in all his Accounts. For purposes of this subsection 9.2, a Participant will be considered "permanently and totally disabled" if, on account of physical or mental disability, he no longer is capable of performing any job or position with his employer for which he is otherwise eligible or qualified, such disability continues for at least six (6) months, and it is demonstrated to the satisfaction of the Committee that such disability will be permanent and continuous for the remainder of his life. The Committee in its discretion may also determine that the Accounts of Participants affected by a divestiture, plant closing or termination of an operation shall be fully vested, even though such event does not constitute a partial termination.

      9.3 Termination Date. If a Participant is terminated for any reason, his "Termination Date" generally will be the last day for which he is paid wages or salary for services performed for an Employer, unless he is terminated while on an unpaid leave of absence, in which case his Termination Date will be the day as of which he is notified of his termination or resigns (whichever is applicable).

      9.4 Distribution of Before-Tax Account Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the portion of his Account attributable to his Before-Tax Contributions prior to the date he attains age 59-1/2, even though his employment with the Employers and Related Companies has terminated and he is otherwise eligible for a distribution under Section 11, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Code. The foregoing restriction shall not apply, however, if the Participant's termination of employment occurs in connection with the sale by an Employer or a Related Company to an unrelated corporation of at least 85% of the assets of a trade or business or the disposition of its interest in a subsidiary to an unrelated entity that meets the requirements for distribution under applicable Treasury regulations.

                                   SECTION 10

              Loans and Withdrawals of Contributions While Employed

      10.1 Loans to Participants. The Committee, upon request by a Participant who is an employee of an Employer or a Related Company (excluding any employee on layoff or a leave of absence without pay) or who is a "party in interest" with respect to the Plan (as such term is defined in section 3(14) of ERISA) may authorize a loan to be made to the Participant from his vested interest in the Trust Fund, subject to the following:

      (a) The minimum loan amount is $1,000. No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed the lesser of:

            (i)   $50,000, reduced by the excess, if any, of:

                  (A) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

                  (B) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

            (ii) the combined values of the Participant's After-Tax, Before-Tax and Rollover Accounts;

            and no loan shall be made to a Participant from the Plan in an amount that would exceed one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made. Notwithstanding the foregoing, if the amount described in clause (ii) above declines because of investment losses between the date the loan is requested and the Accounting Date as of which it is made, the difference may be taken from the vested portion of his Matching Account (so long as the loan does not exceed one-half of the total vested balance of his Accounts).

      (b) Each loan to a Participant shall be charged against the Participant's Accounts in the order and manner determined by the Committee, and shall be charged pro rata against each Investment Fund in which such Accounts are invested.

      (c)   Each loan shall be evidenced by a written note providing for:

            (i)   a repayment period of 12 through 60 months, inclusive;

            (ii)  a reasonable rate of interest (as determined below);

            (iii) substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

            (iv) such other terms and conditions as the Committee shall determine.

            The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances and shall be a fixed rate for the life of the loan. The interest rate which applies to a loan shall be the rate in effect on the date that the loan application is made by the Participant.

      (d) A loan shall be the borrowing Participant's individual investment within the Loan Account.

      (e) Payments of principal and interest to the Trustee with respect to any loan to a Participant:

            (i) shall reduce the outstanding balance with respect to that loan;

            (ii) shall reduce the balance of the Loan Account holding the promissory note reflecting that loan;

            (iii) shall be credited to the Participant's Accounts in the reverse order in which they were charged; and

            (iv) shall be invested in the Investment Funds in accordance with his current investment directions with respect to such Accounts.

      (f) A Participant's obligation to repay a loan (or loans) from the Plan shall be secured by the Participant's vested interest in the Plan. The note evidencing the loan, the security agreement and the payroll deduction authorization shall each be executed by the Participant by entry of his PIN into the Access System. Endorsement of the loan check shall constitute the Participant's affirmation of the note, security agreement and payroll deduction authorization set forth in the written confirmation sent to the Participant after he made his loan request.

      (g) Generally, loan repayments will be made by automatic payroll deductions. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by check or money order and shall be sent to the Plan's service center. Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

      (h) The loan may be prepaid in full, without penalty, at any time after it has been outstanding for 12 months. In the event of early repayment of the loan, the Participant may not apply for a new loan until at least 30 days after the prior loan's repayment.

      (i) Effective January 1, 1999, a loan to a Participant shall become immediately due and payable without notice of any kind upon his permanent and total disability or his termination of employment with the Employers and Related Companies. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid within the grace period established by the Committee for a delinquent payment (not later than the end of the calendar quarter following the quarter in which it is due) or within 90 days after acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant's vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code. If necessary to satisfy the entire outstanding obligation, such application of the Participant's vested interest may be executed in a series of actions as amounts credited to the Participant's Accounts become distributable. Any partial payments shall be applied first to the payment of accrued interest and thereafter to the payment of outstanding principal.

      (j) If distribution is to be made to a Beneficiary in accordance with subsection 11.2, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

      (k) The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing. A Participant may have only one loan outstanding at any time, and any prior loan must be repaid and credited to a Participant's Accounts before the Participant may apply for a new loan.

      10.2  Hardship Withdrawals. Subject to the provisions of this subsection
10.2 and of paragraph 10.3(c), a Participant who has not attained age 59-1/2, whose Termination Date has not yet occurred, and who incurs a Hardship (as defined in subsection 10.3) may elect to withdraw all or part of his interest in the following Accounts, as provided and in the order set forth below:

      (a)   up to 100% of his After-Tax Account, and the earnings thereon;

      (b)   up to 100% of his Rollover Account; and

      (c) up to 100% of the Before-Tax Contributions credited to his Before-Tax Account and any earnings credited to such account as of December 31, 1988.

Any such Hardship withdrawal is subject to a minimum amount of $500. A Participant who does not have at least $500 in the Accounts listed above is ineligible for a Hardship withdrawal. A Participant who is eligible to make a withdrawal under subsection 10.5 and/or subsection 10.6 must withdraw the full amount available to him under both such subsections before he makes a Hardship withdrawal under this subsection 10.2.

      10.3 Determination of Hardship. A withdrawal will not be considered to be made on account of "Hardship" unless the following requirements are met:

      (a) The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

            (i) uninsured expenses for medical care described in section 213(d) of the Code incurred by the Participant, a parent of the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

            (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant;

            (iii) payment of tuition and related educational fees for the next
                  12 months of post-secondary education for the Participant, or his spouse, children or dependents;

            (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

            (v) funeral expenses of a family member, past due taxes, past due child support, other past due obligations, cash settlements due in a divorce, the cost of repairs to the Participant's home as a result of major damage or to a major appliance, or repairs to or purchase of a car needed to commute to work; or

            (vi) any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability or other unusual or unexpected expenses meeting such criteria as are determined by the Committee to constitute an immediate and heavy financial need.

      (b) The withdrawal must also be necessary to satisfy an immediate and heavy financial need of the Participant. It will be considered necessary if the Committee determines that the amount of the withdrawal does not exceed the amount required to relieve the financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal) and if the need cannot be satisfied from other resources that are reasonably available to the Participant. In making this determination, the Committee may reasonably rely on the Participant's written representation that the need cannot be relieved:

            (i) through reimbursement or compensation by insurance or otherwise;

            (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself give rise to an immediate and heavy financial need;

            (iii) by ceasing to make Before-Tax or After-Tax Contributions to the Plan (or any other plan of the Employer permitting deferral of compensation); or

            (iv) by a loan pursuant to subsection 10.1 or by borrowing from commercial sources on reasonable commercial terms.

      (c) The withdrawal must be made pursuant to a written request to the Committee, which request shall include any representation required by this subsection 10.3 and adequate proof thereof, as determined by the Committee in its sole discretion.

      10.4 Age 59 1/2 Withdrawals. Once a Participant attains age 59-1/2 he may withdraw all or any portion of his entire vested Account balance regardless of whether he has a Hardship.

      10.5 Withdrawals From 3/31/97 After-Tax and Matching Account Balances. A Participant who was participating in the Plan prior to April 1, 1997 and whose Termination Date has not yet occurred may elect to withdraw all or a portion of his March 31, 1997 After-Tax Account and Matching Account balances, as provided and in the order set forth below:

      (a) that portion of his After-Tax Account attributable to After-Tax Contributions made prior to April 1, 1997, and any earnings thereon; and

      (b) that portion of his Matching Account attributable to Matching contributions made prior to April 1, 1997, and any earnings thereon.

Until November 1, 1999 any withdrawal under this subsection 10.5 is subject to a minimum amount of $500 or the total amount that may be withdrawn pursuant to this subsection, whichever is less.

      10.6 Form of Withdrawals. Any loan or withdrawal from any Account pursuant to this Section 10 shall be made proportionately from each of the Investment Funds in which such Account is invested. All loan proceeds shall be paid solely in cash. All Hardship withdrawals and, except as provided in the following sentence, all withdrawals under subsections 10.4 and 10.5, shall be made solely in cash. Withdrawals under subsections 10.4 and 10.5 from the portion of a Participant's Accounts that is invested in the Philip Morris Stock Fund shall be made in cash, except to the extent the Participant elects to receive whole shares of Common Stock (with cash in lieu of any fractional share).

                                   SECTION 11

                                  Distributions

      11.1 Distributions to Participants After Termination of Employment. If a Participant's Termination Date occurs (for a reason other than his death), the vested portions of his Accounts shall be distributed in accordance with the following provisions of this subsection 11.1, subject to the rules of subsections 11.5 and 9.4:

      (a) Effective January 1, 1998, if the value of the vested portions of such Participant's Accounts (including any loans outstanding on his Termination Date) does not exceed $5,000 or such larger amount as may be permitted for involuntary cash-outs under applicable provisions of the Code, (and for determinations made prior to September 1, 1999 did not exceed such amount at the time of any earlier withdrawal), determined as soon as practicable following his Termination Date, such vested portions, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be distributed to him as soon as practicable following notification, in a lump sum payment; provided, however, that the distribution shall not commence earlier than 30 days after the Participant is given the direct rollover notice required under section 402(f) of the Code unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a direct rollover, and the Participant, after receiving such notice, affirmatively elects the distribution.

      (b) If a Participant is not cashed out under the provisions of the foregoing paragraph (a), the vested portions of the Participant's Account, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed (or shall begin to be distributed) to the Participant on (or as soon as practicable after) the Distribution Date (as defined in paragraph
            (c) below) he elects, by one of the following methods chosen by the
            Participant:

            (i)   by payment in a lump sum; or

            (ii) by payment in a series of monthly, quarterly, semi-annual or annual installments for a period selected by the Participant that complies with subsection 11.5 (the amount of each installment as of each applicable Accounting Date shall be equal to the product of the Participant's then Account balances multiplied by a fraction, the numerator of which is one and the denominator of which is the difference between the number of installments selected and the number of installments previously paid); provided, however, that a Participant may elect payments in the form of a fixed amount option under which the Participant will receive a specified dollar amount payable at specified intervals (monthly, quarterly, semiannually or annually) until his account is completely liquidated, and a Participant may elect to change the fixed amount (without changing the frequency of the payments) subject to uniform rules established by the Committee; and provided further that the Participant may elect to accelerate any installment payments and to have his remaining vested Account balance distributed to him in a lump sum payment as soon as practicable after the Accounting Date coincident with or next following the date his acceleration election is submitted to the Committee; or

            (iii) by purchase from an insurance company and distribution to him of an annuity contract providing for periodic distributions to him for his life (with or without a period certain) or to him and his beneficiary for their joint lives, subject to the provisions of subsection 11.3.

      (c) A Participant's "Distribution Date" shall mean the Accounting Date as of which a payment in any form is made to him pursuant to this
            Section 11, without regard to any reasonable administrative delay; provided, however, that in the event of an election of an annuity under clause (b)(iii) above, the Distribution Date shall be no later than the date payment is irrevocably made on behalf of the Participant to the insurance company issuing the annuity contract. A Participant may elect that his Distribution Date occur as of any Accounting Date occurring on or after his Termination Date (but not later than the date on which he attains age 70-1/2), provided that no election of a Distribution Date will be valid if it is made more than 90 days prior to such date and further provided that the distribution shall not commence earlier than 30 days after the Participant is given the direct rollover notice required under section 402(f) of the Code and the notice required under Treasury regulation section 1.411(a)-11(c) unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a direct rollover and whether or not to elect a distribution, and the Participant, after receiving such notices, affirmatively elects the distribution.

      11.2 Distributions to Beneficiaries. Subject to subsection 11.5, the following rules shall apply if a Participant dies while any vested portion of his Accounts remains undistributed:

      (a) If the Participant dies before benefit payments to him have commenced, the vested balance of his Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(j), shall be distributed as follows:

            (i) If the value of the vested portion of the Participant's Accounts (less the outstanding loan balance) does not exceed $5,000 (or the applicable cash-out limit), determined as soon as practicable following his date of death, or, effective September 1, 1999, if the Beneficiary is not the Participant's surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as soon as practicable after his death, in a lump sum payment.

            (ii) If the value of the vested portion of the Participant's Accounts (less the outstanding loan balance) exceeds $5,000 (or the applicable cash-out limit), determined as soon as practicable following his date of death and effective September 1, 1999 the Beneficiary is the Participant's surviving spouse, such vested portion (less the outstanding loan balance) shall be distributed to his Beneficiary as of any Accounting Date following the date of his death selected by the Beneficiary (in accordance with subsection 11.5), in one of the methods described at paragraph 11.1(b) as chosen by the Beneficiary.

      (b) If a Participant dies after benefit payments to him have commenced, the vested balance, if any, of his Accounts shall continue to be distributed to his Beneficiary in accordance with the method of distribution selected by the Participant; provided, however, that the Beneficiary may elect to accelerate the payments and to have such remaining vested balances distributed in a lump sum payment as soon as practicable after the Accounting Date next following the date the Beneficiary's acceleration election is filed with the Committee.

      11.3 Special Rules Governing Annuity Elections. If a married Participant elects distribution in the form of an annuity pursuant to clause 11.1(b)(iii), the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

      (a) The vested portions of the Participant's Accounts, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is, an annuity payable for the life of the Participant with a survivor annuity payable for the life of his spouse which is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a Beneficiary other than his spouse, with the consent of his spouse to such form and Beneficiary, during the 90-day period immediately preceding his Distribution Date. The Participant's Distribution Date shall be no earlier than 30 days after the Participant is given the notice required under Treasury regulation section
            1.411(a)-11(c), (including a written explanation of the terms and conditions of the Joint and Survivor Annuity and the effect of an election of a different annuity form), unless the Participant has been informed of his right to a period of at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, and the Participant, after receiving such notice, affirmatively elects the distribution.

      (b) No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located, that the Participant and his spouse are legally separated, that the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

      (c) During the period between his election of an annuity and his Distribution Date, no loan may be made to a Participant pursuant to subsection 10.1, no amount may be withdrawn by the Participant pursuant to Section 10 and no amount may be distributed to the Participant pursuant to subsection 11.1, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection 11.3.

      (d) Subject to paragraph (e) below, if the Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts credited to the Loan Fund, which shall be distributed in accordance with paragraph 10.1(j)) shall be paid to his spouse in the form of a life annuity as of the Accounting Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after any earlier Accounting Date next following his death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

      (e) The provisions of paragraph (d) above shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 11.2, if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 11.6 during the period between the Participant's election of an annuity and his death, and acknowledges that such consent to the Participant's designation of such Beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified pre-retirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

      (f) A Participant may revoke his election pursuant to this subsection 11.3, and may make a new election of any form of distribution permitted under paragraph 11.1(b), at any time during the 90-day period immediately preceding his Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with paragraph (b) of this subsection 11.3 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

      11.4 Forfeitures and Restorations of Non-Vested Contributions. If a Termination Date occurs with respect to a Participant who is not fully vested in his Accounts (as determined under Section 9), the following rules shall apply:

      (a) The non-vested portion of his Accounts shall be forfeited as of the earlier of the date as of which the vested portion of his Accounts is distributed to him or the date the Participant incurs five consecutive One Year Breaks in Service.

      (b) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or a Related Company before he incurs five consecutive One Year Breaks in Service, the amount forfeited under paragraph (a) above shall be restored, as adjusted for earnings in accordance with uniform rules established by the Committee, as soon as practicable after his reemployment.

      (c) If a forfeiture occurs due to the distribution of the vested portion of the Participant's Accounts, and the Participant is reemployed by an Employer or Related Company after he incurs five consecutive One Year Breaks in Service, such reemployment shall have no effect on the forfeiture under paragraph (a) above.

      (d) The restoration referred to in paragraph (b) above shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution to the Plan.

      (e) A restoration pursuant to paragraph (b) above shall not be considered an annual addition for purposes of subsection 8.3.

      (f) If a Participant who is reemployed by an Employer or Related Company prior to incurring five consecutive One Year Breaks in Service received a distribution of the vested portion of his Matching Account, the amount restored under paragraph (b) above shall be maintained in a separate subaccount within the Participant's Matching Account and his vested interest in each subaccount shall be determined in accordance with the rules set forth in Treas. Reg.
            Section 411(a)-7(d)(5)(iii)(A).

      (g) During the period between the Participant's Termination Date and the date he is either reemployed by an Employer or Related Company or the date the non-vested portion of his Matching Account is forfeited such non-vested portion shall be credited to a forfeiture subaccount and invested in accordance with rules established by the Committee to minimize the risk of loss, and shall not be subject to the investment direction of the Participant.

      (h) All forfeitures under this subsection 11.4 shall be used to reduce Matching Contributions under Section 5, except to the extent needed to restore prior forfeitures under paragraph (b) above.

      11.5 Limits on Commencement and Duration of Distributions. The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:

      (a) Unless the Participant elects otherwise, in no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Participant's attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant's Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

      (b) Notwithstanding any other provision herein to the contrary, distribution of a Participant's Accounts shall commence to be made to him (or on his behalf) once he has attained age 70-1/2 in the form of a lump sum distribution or, if elected by the Participant, in any other form permitted by paragraph 11.1(b), on or before his Required Beginning Date (as defined below) and each December 31 thereafter. (In the event an annuity or lump sum has been elected, each additional payment shall consist of a lump sum payment of all amounts then credited to his Accounts.) For years beginning after December 31, 1998, a Participant's "Required Beginning Date" shall mean April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70 1/2, or (ii) the calendar year in which the Participant's Termination Date occurs; provided, however, that clause (ii) shall not apply to any Participant who is a 5-percent owner of any Employer or Related Company (as defined in section 416 of the Code).

      (c) Distribution payments made in the form of an annuity shall be made over the life of the Participant or, if the Participant provides accurate and timely Beneficiary information, over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary).

      (d) If a Participant dies after distribution of his vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution used prior to the Participant's death.

      (e) If a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs; provided, however, that this five-year rule shall not apply to a natural person designated as Beneficiary by the Participant or under the specific terms of the Plan, if

            (i) such vested interest will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and

            (ii) such distribution to the Beneficiary begins not later than December 31 of the calendar year following the calendar year in which the Participant died or, if such Beneficiary is the Participant's surviving spouse, not later than December 31 of the calendar year following the calendar year in which the Participant would have attained age 70 1/2.

      (f) If the Participant's surviving spouse is his Beneficiary and such spouse dies before the distributions to such spouse begins, paragraph (e) shall be applied as if the surviving spouse were the Participant.

      (g) For purposes of paragraph (d) and (e), distribution of a Participant's vested interest in the Plan is considered to begin on his Required Beginning Date; provided, however, that distribution irrevocably begun in the form of an annuity shall be considered to begin on the date it actually commences.

      (h) For purposes of this subsection 11.5, the life expectancy of a Participant or a Beneficiary will be determined in accordance with Tables V and VI of Treas. Reg. Section 1.72-9 (provided that the Participant gives the Committee or its delegate timely and accurate Beneficiary information), and shall not be recalculated.

      11.6 Beneficiary Designations. The term "Beneficiary" shall mean the Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents (as provided below) to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive the vested portions of his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and filed with the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, his Beneficiary shall be his surviving children (in equal shares) or, if he has no living child, his living parents (in equal shares) or, if he has no living parent, his living brothers and sisters (in equal shares) or, if he has no living brother or sister, his legal representative. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 11.6, no spouse's consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect or (ii) it is established to the satisfaction of the Committee that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations.

      11.7 Form of Payment. Distributions to or on behalf of a Participant or Beneficiary shall be made proportionately from each of the Investment Funds in which the Participant's Accounts are invested and, except as provided otherwise in the following sentence, shall be paid solely in cash. Distributions from the portion of a Participant's Accounts, if any, that is invested in the Philip Morris Stock Fund shall be made in cash, except to the extent the Participant or Beneficiary elects, solely with respect to distributions to be made in the form of a lump sum or installments (and not with respect to any distribution to be made in the form of an annuity), to receive whole shares of Common Stock (with cash distributed in lieu of any fractional share).

      11.8  Facility of Payment. Notwithstanding the provisions of subsections
11.1 and 11.2, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

      11.9 Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

      11.10 Absence of Guaranty. None of the Committee, the Trustee, or the Employers in any way guarantee the assets of the Plan from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

      11.11 Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Participant, if no address is filed with the Committee, then at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers, or the Trustee will be required to search for or locate a Participant or designated Beneficiary.

      11.12 Direct Rollover Option. In accordance with uniform rules established by the Committee, each Participant, surviving spouse of a Participant or alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code who is due to receive an eligible rollover distribution from the Plan may direct the Committee to transfer all or a portion of such distribution directly to another eligible retirement plan. For purposes of this subsection, the terms "eligible rollover distribution" and "eligible retirement plan" as applied to any such individual shall have the meaning accorded such terms under section 401(a)(31) of the Code (or any successor provision thereto) and applicable regulations thereunder.

      11.13 Distributions on Account of Permanent and Total Disability. For purposes of this Section 11, a Participant will be considered to have terminated employment and will be entitled to a distribution of his vested Account balances when he is determined by the Committee to be permanently and totally disabled (as defined in subsection 9.2).

                                   SECTION 12

                            No Reversion to Employers

      No part of the corpus or income of the Trust shall revert to the Employers or be used for, or diverted to, purposes other than the exclusive benefit of Participants and Beneficiaries, subject to the following:

      (a) Employer contributions under the Plan are conditioned upon the deductibility of the contributions under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of the Employer, return the amount of any contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Employer within one year after the date the deduction is disallowed.

      (b) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the amount of such contribution or portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment.

      (c) If, upon termination of the Plan, any amounts are held under the Plan in a suspense account pursuant to Treas. Reg. Section 1.415-6(b)(6)(ii) and such amounts may not be credited to the Accounts of Participants, such amount will be returned to the Employers as soon as practicable after the termination of the Plan.

                                   SECTION 13

                                 Administration

      13.1 Committee Membership and Authority. The Committee referred to in subsection 1.3 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 13, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust Agreement:

      (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

      (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

      (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

      (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

      (e)   to direct all payments of benefits under the Plan;

      (f)   to perform the functions of a "plan administrator", as defined in section 414(g) of the Code, for all purposes of the Plan, including for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

      (g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

      (h) to establish a claims procedure in accordance with section 503 of ERISA; and

      (i) to furnish the Employers, the Investment Committee and the Trustee with such information with respect to the Plan as may be required by them for tax or other purposes.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

      13.2 Allocation and Delegation of Committee Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

      13.3 Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

      13.4 Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

      13.5 Committee's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

      13.6 Exercise of Committees' Duties. Notwithstanding any other provisions of the Plan, the Committees shall discharge their duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan, and:

      (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and

      (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      13.7 Remuneration and Expenses. No remuneration shall be paid from the Plan to a member of any of the Committees who is an employee of any Employer or Related Company. Except as otherwise determined by the Committee, the reasonable expenses of administering the Plan and the fees and expenses incurred in connection with the collection, administration, management, investment, protection and distribution of the Plan assets under the Trust shall be paid directly by the Trust out of Plan assets or, if paid by one or more Employers, reimbursed by the Trust to the maximum extent permitted by law.

      13.8 Indemnification of the Committees. To the extent not reimbursed by any applicable insurance policy, the Committees, the individual members thereof and the secretary (if any) of each of the Committees shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any of them by reason of the performance of the Committees' functions if the Committees or such members or secretary did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

      13.9 Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days' advance written notice to the Company, the Trustee and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

      13.10 Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

                                   SECTION 14

                            Amendment and Termination

      14.1 Amendment. While it is expected that the Plan will be continued, either the Company or the Committee nevertheless may terminate the Plan or amend it from time to time, except that no amendment will reduce a Participant's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment, and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law.

      14.2 Termination. The Plan will terminate as to all of the Employers on any day specified by the Company upon advance written notice of the termination given to the Employers. Employees of an Employer shall cease active participation in the Plan (and will be treated as inactive Participants in accordance with subsection 2.3) on the first to occur of the following:

      (a) the date on which that Employer ceases to be a contributing sponsor of the Plan, by appropriate action taken by the Company or by such Employer;

      (b)   the date that Employer is judicially declared bankrupt or insolvent;
            or

      (c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of subsection 14.3, with the consent of the Company or the Committee, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

      14.3 Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company, or to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under section 401(a) of the Code. In the case of any such merger, or transfer of assets and liabilities, provision shall be made so that each affected Participant in the Plan on the date thereof would receive a benefit immediately after the merger, consolidation or transfer which is equal to the benefit he would have been entitled to receive immediately prior to the merger or transfer. The Committee may adopt such amendment or Supplement to the Plan as may be necessary to preserve the protected rights that may not be changed or eliminated by reason of such transfer or merger under section 411 of the Code; pending such amendment or adoption of such Supplement, the applicable provisions of the merged or transferee plan describing such section 411 protected rights shall be incorporated herein by reference.

      14.4 Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as those sections may be amended from time to time.

      14.5 Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

                                   SECTION 15

                          Change of Control Provisions

      15.1 Application. In the event of a Change of Control (as defined in subsection 15.2), the provisions of this Section 15 shall apply, notwithstanding any other provision in the Plan to the contrary.

      15.2 Definition of Change of Control. For purposes of the Plan, a "Change of Control" means the happening of any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Philip Morris Companies Inc. (the "Parent") (such stock hereinafter referred to as the "Outstanding Parent Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) of this subsection 15.2; or

      (b) Individuals who, as of November 1, 1989, constitute the Board of Directors of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to November 1, 1989 whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

      (c) Approval by the shareholders of the Parent of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then Outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

      (d) Approval by the shareholders of the Parent of (i) a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such sale or other disposition of assets of the Parent or were elected, appointed or nominated by the Incumbent Board.

      15.3 Contribution Requirement. Subject to the conditions and limitations of Section 8 (after taking into account the affect thereon of the last sentence of this subsection 15.3) and of the next sentence, upon the occurrence of a Change of Control, for the year in which the Change of Control occurs and for each of the two years following the year in which the Change of Control occurs the "Control Period", each Employer shall make a "Matching Contribution" to the Plan on behalf of each Participant employed by such Employer who has made Before-Tax or After-Tax Contributions to the Plan for that year in an amount equal to the greater of:

      (a) $.30 for each $1.00 contributed to the Plan by the Participants for each year in the Control Period, or

      (b) the average rate of the Matching Contributions for the two Plan Years prior to the Plan Year in which the Change of Control occurs.

In no event shall the sum of the Before-Tax Contributions and any Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year. Each Employer's Matching Contributions for any Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Federal corporate income tax return of Philip Morris Companies Inc., or its successors, as applicable, including any extensions thereof. The Matching Contributions made on behalf of a Participant pursuant to this Section 14 shall be allocated to the Participant's Matching Account.

      15.4 Vesting. Upon and after a Change of Control, a Participant's vested percentage in all his Accounts under the Plan shall be 100%.

      15.5  Enforcement Rights; Amendment Restrictions.

      (a) In addition to all other rights under the Plan and applicable law, any individual who shall be a Participant or Beneficiary at the date on which the Change of Control occurs (the "Control Date") shall from and after such date have the right to bring an action, either individually or on behalf of all Participants and Beneficiaries, to enforce the provisions of this Section 15 by seeking injunctive relief or damages, or both, and the Company shall be obligated to pay or reimburse such Participant or Beneficiary who shall prevail, in whole or in substantial part, for all reasonable expenses, including attorney's fees, in connection with such action.

      (b) Anything in the Plan to the contrary notwithstanding, on and after the Control Date none of the provisions of this Section 15 shall be amended unless within sixty days after the date of the action taken to amend such provisions at least two-thirds of the individuals who were Participants at the date of such action shall have given their written approval of such action based on full and complete information provided to them regarding the actual and potential effects of such action on them.

      15.6 Construction. The foregoing provisions of this Section 15 shall be construed liberally to the end that its purposes shall be fully implemented.

                                  SUPPLEMENT A

                              KRAFT FOODS TIP PLAN

                   California Vegetable Concentrates Division

      This Supplement A to the Kraft Foods TIP Plan sets forth special provisions that first became effective February 16, 1993 and continue to be applicable to the Participating Group described below on and after May 12, 1997 and supersedes any provisions of the Plan which are not consistent with this Supplement A.

1. Participating Group: This Supplement A is applicable to those Participants in the Plan who were employees of the California Vegetable Concentrates division of Kraft Food Ingredients Corp. and who became employees of Basic Vegetable Products, L.P., pursuant to that certain Asset Purchase Agreement entered into as of February 16, 1993 by and between Basic Vegetable Products, L.P., and Kraft Food Ingredients Corp.

2. Special Vesting Provisions: On and after February 16, 1993, a Participant in this Participating Group shall be 100% vested in his Matching Account.

3.    Special Withdrawal Provisions:

      Notwithstanding any provisions of the Plan to the contrary, the provisions of Section 10 relating to hardship withdrawals and in-service withdrawals of After-Tax and Matching Contributions shall continue to apply to a Participant in the Participating Group for such time as said Participant remains an employee of Basic Vegetable Products, L.P., or its successors or affiliates (collectively referred to as the "Successor Employer"). Notwithstanding any provisions of the Plan to the contrary, for purposes of applying the post-employment termination distribution provisions of
      Section 11 of the Plan to a Participant in the Participating Group, such Participant's employment shall not be considered to have terminated (whether on account of retirement, permanent and total disability, or for any other reason) until such time as said Participant has terminated employment with the Successor Employer.

                                  SUPPLEMENT B

                              KRAFT FOODS TIP PLAN

                           Naperville Hourly Employees

      This Supplement B to Kraft Foods TIP Plan sets forth special provisions that first became effective January 4, 1993 and that continue to be applicable on and after May 12, 1997 with respect to the Participating Group described below and supersedes any provisions of the Plan which are not consistent with this Supplement B.

1. Participating Group: This Supplement B is applicable to hourly employees covered by a collective bargaining contract at the Kraft Foods facility (formerly a Nabisco cereal plant) in Naperville, Illinois.

2. Special Service Provisions: For purposes of Section 3 and subsection 9.1 of the Plan, service with Nabisco Brands, Inc. and those companies treated as a single employer under sections 414(b) and (c) of the Code prior to January 4, 1993, shall be treated as service under the Plan for this Participating Group.

3. Special Contribution Provisions. The following provisions shall apply in lieu of subsections 4.1, 4.2, 4.3, 4.6 and 5.1 of the Plan:

      (a) Before-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant in this Participating Group may elect to have his salary or wages from his Employer reduced by a whole percentage, and a corresponding amount contributed on his behalf to the Plan by his Employer as a "Before-Tax Contribution", which amount shall not be less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below), for that payroll period. Any election made pursuant to this paragraph (a) shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

      (b) After-Tax Contributions. Subject to the limitations set forth in paragraph (c) below and subsection 4.7 and Section 8 of the Plan, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for any payroll period a Participant in this Participating Group may elect to make "After-Tax Contributions" to the Plan through payroll deduction in a whole percentage that is not less than 1 percent nor more than 16 percent of his Eligible Compensation (as defined in paragraph (d) below) for that payroll period. Any election made pursuant to this paragraph
            (b) shall be effective as soon as practicable after the Participant has made his election in accordance with applicable Access System procedures.

      (c) Total Before-Tax and After-Tax Contributions. Notwithstanding the foregoing provisions of this paragraph 4 of Supplement B to the Kraft Foods TIP Plan, for any payroll period the Before-Tax Contributions made on behalf of a Participant in this Participating Group and After-Tax Contributions made by such Participant may not together exceed 16 percent of the Participant's Eligible Compensation (as defined in paragraph (d) below) for such payroll period.

      (d) Eligible Compensation. With respect to Participants in this Participating Group, "Eligible Compensation" means wages, overtime, shift differential pay, vacation pay, sick pay, holiday pay and other forms of cash compensation that are includible on the Participant's Federal income tax form W-2 with respect to the Participant's periods of active participation in the Plan, plus any amounts contributed by an Employer pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code, and excluding any bonus payments.

      (e) Matching Contributions. Subject to the conditions and limitations of subsection 4.7 and Section 8 of the Plan, for each payroll period during a Plan Year an Employer shall contribute to the Plan on behalf of each Participant in this Participating Group employed by such Employer a Matching Contribution amount equal to 25 percent of the Before-Tax and After-Tax Contributions made by and on behalf of the Participant that do not exceed 6 percent of such Participant's Eligible Compensation for such payroll period. Match-eligible Before-Tax and After-Tax Contributions from the first 6 percent of a Participant's Eligible Compensation are sometimes referred to as "Basic Contributions", and unmatched contributions in excess of the first 6 percent of Eligible Compensation are sometimes referred to as "Supplemental Contributions".

4. Special Accounting Provisions. The After-Tax Account maintained under the Plan for each Participant in the Participating Group shall include the after-tax contribution balances for such Participant, if any, that were transferred to the Plan from the Nabisco Brands Employee Savings Plan. The Matching Account maintained under the Plan for each Participant in the Participating Group shall include the company contribution account balances for such Participant, if any, that were transferred to the Plan from the Nabisco Brands Employee Savings Plan, and all of such transferred balances shall be 100% vested.

5. Special Vesting Provisions. In addition to the vesting provisions of subsections 9.1 and 9.2 of the Plan, each individual who is a Participant in this Participating Group on March 31, 1997 will have a fully vested, nonforfeitable interest in his Matching Account upon the completion of 24 months of employment after his initial enrollment date in the Plan.

6.    Special In-Service Withdrawal Provisions. The last sentence of subsection
      10.5 of the Plan shall not apply to the Participants in this Participating Group and accordingly no minimum withdrawal amount shall apply to such Participants.

                                  SUPPLEMENT C

                              KRAFT FOODS TIP PLAN

                          Kraft Foods Inc. Common Stock

      This Supplement C has an effective date of October 3, 2001 (or such other date as approved by the Vice President Benefits of the Company). All references in the Plan to "Kraft Foods, Inc." or the "Company" shall be a reference to "Kraft Foods North America, Inc." In addition, Section 6.1 of the Plan is amended and restated to read as follows:

      6.1 Investment Funds and Loan Account. The Investment Committee shall establish and cause the Trustee to maintain one or more "Investment Funds" for the investment of Participants' Accounts, including one or more Investment Funds that invest in the common stock of a corporation that is a member of the controlled group of corporations (as defined under Section 414(b) of the Code) that includes the Company. The Investment Committee shall also cause the Trustee to maintain a "Loan Account" to reflect any loans to Participants pursuant to subsection 10.1. The Investment Committee in its discretion may change the Investment Strategy of any Investment Fund without prior notice to Participants.


                                      C-1